Exhibit 23.1

                          Independent Auditors' Consent
                          -----------------------------

The Shareholders and Board of Directors of
Ramtron International Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-12265, 333-33554, 333-60594 and 333-66252) on Form S-8 and
(333-19119, 333-47615, 333-87107, 333-95209, 333-42106 and 333-95209) on Form
S-3 of Ramtron International Corporation and subsidiaries of our report dated February 7, 2003, except as to the last paragraph of note 13 and note 18, which are as of March 31, 2003, with respect to the consolidated balance sheet of Ramtron International Corporation as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, and the related consolidated financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Ramtron International Corporation.

Our report dated February 7, 2003, except as to the last paragraph of note 13 and note 18, which are as of March 31, 2003, contains an explanatory paragraph relating to the fact that the consolidated financial statements of Ramtron International Corporation and subsidiaries as of December 31, 2001 and for each of the years in the two-year period then ended were audited by other auditors who have ceased operations. As described in Note 17 to the consolidated financial statements, those consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of Ramtron International Corporation and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

/S/  KPMG LLP
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KPMG LLP

Denver, Colorado
March 31, 2003

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